Exhibit 99.4

BiomX Appoints Russell G. Greig, Ph.D, as Chairman of the Board of Directors and Lynne Sullivan as Board Director

Russell G. Greig, Ph.D., BiomX's new Chairman of the Board of Directors

Lynne Sullivan, BiomX's new Board Director

Ness Ziona, Israel – November 4, 2019, – BiomX Inc. (NYSE: PHGE), a microbiome company developing both natural and engineered phage therapies, today announced the election of Russell G. Greig, Ph.D., as Chairman of the Board of Directors and Lynne Sullivan as Board Director. Dr. Greig brings extensive leadership experience in the pharmaceutical and biotech sectors in research and development and business roles, including three decades at GlaxoSmithKline, most recently as President of SR One, GlaxoSmithKline’s corporate venture group. Ms. Sullivan brings extensive expertise in finance having served in senior roles in several leading pharmaceutical and biotech companies including as Senior Vice President of Finance for Biogen, where she worked for over a decade.

“We are honored to have Dr. Greig and Ms. Sullivan join BiomX’s Board of Directors. Dr. Greig’s knowledge in drug research and development as well as business development in the pharmaceutical industry will be invaluable to our company’s growth,” said Jonathan Solomon, CEO of BiomX. “Ms. Sullivan’s broad and extensive experience in capital market transactions, including IPOs and mergers and acquisitions, will be a tremendous benefit in our strategic planning and financial management.”

“Phage have the potential to become a disruptive therapeutic modality for the treatment of chronic diseases,” said Dr. Greig. “BiomX, through a blend of state-of-the-art phage, computational biology and synthetic biology capabilities, is, we believe, at the forefront of this field. I look forward to working closely with the BiomX management team to advance the company’s programs.”

“I am excited to join BiomX as it transitions from a private to a publicly traded company,” said Ms. Sullivan. “The recently completed merger provides BiomX with substantial growth capital and the flexibility of a public listing to further accelerate its growth as a leading developer of phage therapies for chronic diseases”

Russell G. Greig, Ph.D. worked at GlaxoSmithKline for three decades, most recently as President of SR One, GlaxoSmithKline’s corporate venture group. Prior to joining SR One, he served as President of GlaxoSmithKline’s Pharmaceuticals International from 2003 to 2008 as well as on the GlaxoSmithKline corporate executive team. Currently, Dr. Greig serves as Chairman of Merus and MedEye Solutions in the Netherlands, eTheRNA in Belgium, Sanifit in Spain and Horama in France. He was previously Chairman of Ablynx in Belgium (acquired by Sanofi, France), Isconova in Sweden (acquired by Novavax, United States), Novagali in France (acquired by Santen, Japan) and Syntaxin in the United Kingdom (acquired by Ipsen, France), as well as board member of TiGenix in Belgium (acquired by Takeda, Japan).

Ms. Sullivan most recently served as Chief Financial Officer for Compass Therapeutics, LLC. Prior to Compass, Ms. Sullivan served as the Senior Vice President of Finance for Biogen, Inc., where she spearheaded Biogen’s Financial Planning & Analysis, Corporate Tax, and Corporate Finance groups, which includes ownership of long-range planning, capital allocation projects and the financial aspects of Mergers & Acquisitions/Business Development. Prior to that, Ms. Sullivan was the Vice President of Tax for Biogen, Vice President Tax for EMD Serono and the Vice President of Tax North America at Merck KgaA. Ms. Sullivan serves also on the Boards of resTORbio and Solid Biosciences.

About BiomX

BiomX is a clinical stage microbiome company developing both natural and engineered phage cocktails designed to target and destroy bacteria that affect the appearance of skin, as well as harmful bacteria in chronic diseases, such as IBD, PSC, and cancer. BiomX discovers and validates proprietary bacterial targets and customizes phage compositions against these targets. www.biomx.com

Safe Harbor Language

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on BiomX management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. You should review additional disclosures we make in our filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

Company contact:

Assaf Oron

Chief Business Officer

BiomX

+972-54-2228901

assafo@biomx.com

Media contact

MacDougall
Shai Biran, Ph.D.
+1-781-235-3060

sbiran@macbiocom.com

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